Exhibit 99.1

LEASE

between

CROWN GREEN ASSOCIATES, LLC,

as Landlord,

and

FIRST INDIANA BANK, N.A.

as Tenant

Dated: April 17, 2007

FIRST INDIANA PLAZA, 9TH AND 10TH FLOORS
INDIANAPOLIS, INDIANA

i

ii

iii

LEASE

THIS LEASE (this “Lease”) is made this ______ day of February, 2007, by and between CROWN GREEN ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and FIRST INDIANA BANK, N.A., a national banking association (“Tenant”).

ARTICLE 1

LEASE OF PREMISES

Section 1.1                   Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions hereinafter set forth, office space in that certain twenty-eight (28) floor office building (including six floors of parking) which is commonly known as First Indiana Plaza located at 135 North Pennsylvania Street in Indianapolis, Indiana, and which is situated on the tract of land described in Exhibit A-1 attached hereto (the “Building”) for the term hereinafter specified. The space in the Building hereby leased to Tenant is set forth in Item A of the Basic Lease Provisions and is designated on Exhibit A-2 attached hereto (the “Premises”). Tenant shall also have the non-exclusive use of the freight dock accessible from Wabash Street with access to the freight elevator, with availability to all floors of the Building.

Section 1.2                 Basic Lease Provisions.

A. Premises: The entire office space located on the ninth (9th) floor and tenth (10th) floor of the Building.

B. Rentable Area of Premises: 37,382 square feet in the aggregate allocated as 18,691 square feet on the ninth (9th) floor and 18,691 square feet on the tenth (10th) floor.

C. Building Expense Percentage: 8.84%, based on dividing the Rentable Area of the Premises set forth above (37,382) by 422,717, being the rentable area of the Building.

D. Base Rent:

Period	Base Rent Per Square Foot of Rentable Area	Annual Base Rent	Monthly Base Rent
Years 1 – 12	$19.00	$710,258.00	$59,188.17

E. Term: Twelve (12) years.

F. Target Commencement Date: July 15, 2007, subject to the substantial completion of Tenant Improvements. Substantial completion shall mean the completion of the Tenant Improvements (including all movable walls and partitions) in a condition ready for Tenant to operate its business in the Premises.

G. Security Deposit: Zero.

H. Broker(s): Mansur Real Estate Services, Inc. representing Landlord and Newmark Southern Region, LLC representing Tenant.

I. Permitted Use: General office use and other purposes related to banking activities.

J. Address for notices and payments as follows:

Landlord	c/o Crown Properties, Inc. First Indiana Plaza 135 North Pennsylvania Street Indianapolis, Indiana 46204 Attn: Ms. Julie Clements
With copies to:	Crown Properties, Inc. 400 Garden City Plaza, Suite 111 Garden City, New York 11530
And to:	Platte, Klarsfeld, Levine & Lachtman, LLP 10 East 40th Street, 46th Floor New York, New York 10016 Attn: David R. Lachtman, Esq.
With Rental Payments to:	Crown Properties, Inc. 400 Garden City Plaza, Suite 111 Garden City, New York 11530
Tenant:	First Indiana Bank, N.A. 900 First Indiana Plaza 135 North Pennsylvania Street Indianapolis, IN 46204 Attn: Mr. William Brunner
With copies to:	First Indiana Bank, N.A. 1300 Windhorst Way Greenwood, IN 46143 Attn: Mr. Jack Thompson

K. Storage Space: During the Lease Term and subject to availability, Landlord shall provide storage space in the Building at the rate of $11.00 per square foot.

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ARTICLE 2

TERM AND POSSESSION

Section 2.1                  Term. The term of this Lease shall be the period of time specified in Item E of the Basic Lease Provisions (“Original Term”) and shall commence on (i) the Target Commencement Date as provided in Item F of the Basic Lease Provisions (and as further described in the Work Letter attached hereto as Exhibit B); or (ii) upon such earlier date as Tenant commences operations in the Premises. Tenant’s possession or use of the Premises under Section 2.2 shall not cause the commencement of the Lease. The date of commencement as defined above, hereinafter called the “Commencement Date,” and the “Expiration Date” shall be confirmed by Tenant as provided in Section 2.3. As used in this Lease, “Lease Term” shall include the Original Term and any renewal thereof.

Section 2.2                 Construction of Tenant Finish Improvements and Possession. Except to the extent otherwise specifically provided in this Lease, Landlord is leasing the Premises “as is” without representation or warranty. Notwithstanding the foregoing, Landlord shall, at its sole cost and expense, refurbish the restrooms servicing the Premises (collectively “Landlord’s Work”), and shall cause Landlord’s Work to be completed in a good and workmanlike manner, using Building-standard materials and finishes. Tenant acknowledges that as of the date hereof, Landlord has substantially completed a portion of Landlord’s Work associated with the improvements to the restrooms on the ninth (9th) floor, and that the improvements to the restrooms on the tenth (10th) floor shall be substantially similar to the ninth (9th) floor with regard to materials and finishes.

Landlord shall provide Tenant with a “Space Planning Allowance” in an amount equal to Seventeen Cents ($0.17) multiplied by the square footage leased to Tenant hereunder. Landlord shall pay such Space Planning Allowance to Tenant within thirty (30) days of receipt of Tenant’s invoice for such space planning. Landlord shall also provide Tenant with a “Tenant Improvement Allowance” equal to Twenty-Five Dollars ($25.00) multiplied by the square footage leased to Tenant hereunder. The Tenant Improvement Allowance may be used by Tenant to pay for the Tenant Improvements (as hereinafter defined). Landlord shall pay the Tenant Improvement Allowance to Tenant upon receipt from Tenant of an invoice from Tenant showing that such expenses have been incurred and paid along with a waiver of lien for the funds to be disbursed under each respective invoice from each contractor participating in the Tenant Improvements. If the cost of completing Tenant’s Improvements is less than the Tenant Improvement Allowance and the Space Planning Allowance, Landlord shall at its option pay the difference in a lump sum to Tenant within thirty (30) days after Landlord receives Tenant’s first rent payment under the Lease, or provide Tenant with a credit toward the next installment(s) of Monthly Base Rent.

Tenant shall undertake completion of Tenant’s work (the “Tenant Improvements”) in accordance with the Work Letter at Tenant’s cost and expense by a contractor reasonably acceptable to Landlord, in accordance with the plans and specifications described therein. Tenant’s architect shall prepare all architectural plans and construction documents required for the construction of the Tenant Improvements. Landlord shall assume the responsibility for the

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preparation of all site, structural, mechanical, electrical and plumbing drawings for the base building and common areas, and Landlord shall pay for test fit studies. The cost of all design and engineering fees specific to the Tenant Improvements shall be paid by Tenant but the Tenant Improvement Allowance and Space Planning Allowance may be used for such costs. Landlord, at Landlord’s expense, shall renovate the restrooms in the Premises in accordance with the renovation plan described in the Work Letter. Landlord shall coordinate Landlord’s Work with Tenant construction of the Tenants Improvements pursuant to the schedule set forth in the Work Letter. Tenant shall have access to the Premises commencing on the execution of this Lease for purposes of constructing the Tenant’s Improvements.

Section 2.3                  Tenant’s Acceptance of the Premises. Upon completion of Landlord’s Work and the Tenant Improvements, (a) Landlord and Tenant shall execute a “punch list” identifying such portions of the Landlord’s Work required under the Work Letter which remain uncompleted, and (b) Tenant shall execute a letter of understanding acknowledging (i) the Commencement Date and Expiration Date of this Lease, and (ii) that Tenant has accepted the Premises for occupancy and the condition of the Premises, including the tenant finish improvements constructed therein (other than the items identified for the punch list), was at that time satisfactory and in conformity with the provisions of this Lease in all respects. Landlord shall within thirty (30) day thereafter correct all such punch list items. If Tenant takes possession of and occupies the Premises and begins conducting its business operations therein, Tenant shall be deemed to have accepted the Premises in the manner described in this Section 2.3, even though the punch list and the letter of understanding provided for herein may not have been executed by Tenant.

Section 2.4                  Surrender of the Premises. Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately surrender the Premises to Landlord, together with all alterations, improvements and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair, failing which Landlord may restore the Premises to such condition at Tenant’s expense. Upon such expiration or termination, Tenant shall have the right to remove its personal property (as described in Article 7). Any property remaining in the Premises after the expiration or termination of this Lease shall be deemed abandoned and Landlord shall have the right to remove and dispose of such property at Tenant’s sole cost and expense. Tenant shall, at its expense, promptly repair any damage caused by any such removal, and shall restore the Premises to the condition existing prior to the installation of the items so removed.

Section 2.5                  Holding Over. If Tenant, without the prior written consent of the Landlord, holds over and remains in possession of the Premises or any part thereof after the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder, Tenant shall be deemed to hold the Premises as a month to month tenant, subject to all of the terms, conditions and covenants of this Lease (which shall be applicable during the holdover period), except that the monthly Base Rent payable during such holdover period shall be an amount equal to 150% of the monthly installments of Base Rent payable at the time of such expiration or

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earlier termination. Notwithstanding the foregoing provision, no holding over by Tenant shall operate to extend this Lease, and in the event Tenant holds over in the Premises for a period in excess of sixty (60) days following the Expiration Date, Tenant shall be liable for all damages to Landlord, both direct and consequential, attributable to such holding over. The provisions of this paragraph do not waive Landlord’s right of re-entry or right to regain possession by actions at law or in equity or by any other rights hereunder.

ARTICLE 3

RENT

Section 3.1                  Base Rent. Tenant shall pay to Landlord as Base Rent for the Premises the amounts specified in Item D of the Basic Lease Provisions, which Base Rent shall be payable in monthly installments as specified, in advance, without deduction or offset, on or before the first day of each and every calendar month during the Lease Term; provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month or the Expiration Date shall be a day other than the last day of a calendar month, the Base Rent for such first or last fractional month shall be prorated on the basis of the number of days during the month this Lease was in effect in relation to the total number of days in such month.

Section 3.2                  Annual Rental Adjustment.

A.                 Definitions. For purposes of this Section 3.2, the following definitions shall apply:

1.                  “Annual Rental Adjustment” shall mean an amount for each calendar year subsequent to the Base Year equal to Tenant’s Building Expense Percentage multiplied by the difference between (a) the amount of Operating Expenses for such calendar year and (b) the amount of Operating Expenses for the Base Year. In no event shall the Annual Rental Adjustment for any year during the term hereof be less than zero.

2.                  “Operating Expenses” shall mean the amount of all of Landlord’s direct costs and expenses paid or incurred in owning, managing, operating and maintaining the Building (including without limitation the Common Areas as defined in Section 19.3, and the land described in Exhibit A-1, but excluding the expenses associated with the operation of the parking garage) for a particular calendar year as determined by Landlord in accordance with generally accepted accounting principles, consistently applied, including all additional direct costs and expenses of ownership, management, operation and maintenance of the Building which Landlord reasonably determines that it would have paid or incurred during such year if the Building had been fully occupied, including by way of illustration and not limitation: all general real estate taxes and all special assessments levied against the Building (hereinafter called “real estate taxes”), other than penalties for late payment; costs and expenses of contesting the validity or amount of real estate taxes, including, without limitation, reasonable attorneys’

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fees; insurance premiums, water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease or similarly paid by any other tenant or any other party; service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; cleaning and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; security services; license, permit and inspection fees; management fees (excluding leasing fees or commissions); wages and related employee benefits payable for the maintenance and operation of the Building; amortization over such period as Landlord shall reasonably determine of capital improvements made to the Building that reduce operating costs together with interest at the rate of twelve percent (12%) per annum on the unamortized balance thereof; and in general all other costs and expenses which would, under generally accepted accounting principles, be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not to exceed five (5) years, but excluding any allowances for depreciation or credits or payments for interest or amortization of any debt. If Landlord is required by the first mortgagee of the Building to establish a reserve fund for replacement of any portion or element of the Building or the maintenance thereof the cost of which maintenance or replacement would have been treated as an Operating Expense under the foregoing portion of this definition, reasonable deposits made to such reserve account shall be treated as an Operating Expense but expenditures from the reserve account may be made only for the purpose of which it was established and such expenditures shall not be treated as an Operating Expense when made. There shall also be included in Operating Expenses the cost or portion thereof reasonably allocable to the Building, amortized over such period as Landlord shall reasonably determine, together with interest at the rate of twelve percent (12%) per annum on the unamortized balance, of any capital improvements made to the Building by Landlord after the date of this Lease which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed. In the event that any service or supply, the cost of which is to be treated as an Operating Expense, is procured from any party or entity that is in any manner related to the Landlord, such portion or the cost thereof as is reasonable and ordinary for such service or supply in the Indianapolis market in transaction between unrelated parties shall be included in Operating Expenses.

3.                  “Building Expense Percentage” shall mean the percentage specified in Item C of the Basic Lease Provisions.

4.                  “Base Year” shall mean calendar year 2007.

B.                 Payment Obligation. In addition to the Base Rent specified in this Lease, Tenant shall pay to Landlord as additional rent for the Premises, in each calendar year or partial calendar year, during the term of this Lease, an amount equal to the Annual Rental Adjustment for such calendar year.

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1.                  Payment of Estimated Annual Rental Adjustment. The Annual Rental Adjustment shall be estimated annually by Landlord, and written notice thereof shall be given to Tenant at least thirty (30) days prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the Base Rent is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment.

2.                  Increases in Estimated Annual Rental Adjustment. If Landlord’s estimate of Operating Expenses increases during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year.

3.                  Adjustment to Actual Annual Rental Adjustment. Within one hundred twenty (120) days of the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment for such calendar year. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual Annual Rental Adjustment for such calendar year and the estimated amount paid by Tenant during such year. If this Lease shall commence, expire or be terminated on any date other than the last day of a calendar year, then the Annual Rental Adjustment for such partial calendar year shall be prorated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year. The obligations of Landlord and Tenant under this Section 3.2B.3 shall survive the expiration or sooner termination of this Lease.

4.                  Tenant Verification. Tenant or its accountants shall have the right to inspect, at reasonable times and in a reasonable manner at Landlord’s management office located at the Building, during the ninety (90) day period following the delivery of Landlord’s statement of the actual amount of the Annual Rental Adjustment, such of Landlord’s books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. Tenant agrees that any information obtained during its inspection of Landlord’s books of account and records and any audit of such records delivered by Landlord to Tenant shall be kept in strict confidence by Tenant and its agents and employees and shall not be disclosed to any other parties except as required by law. Unless Tenant shall take written exception of any item and any such statement within such ninety (90) day period, such statement shall considered final and accepted by Tenant.

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5.                  Cap On Expenses. Commencing with the calendar year 2009, Landlord agrees that in calculating Tenant’s Proportionate Share of Operating Expenses pursuant to this Section 3.02, Operating Expenses shall not include Controllable Operating Expenses (as hereinafter defined) applicable to the Leased Premises which exceed four percent (4%) per calendar year over the Controllable Operating Expenses calculated on a cumulative basis per calendar year over the term of this Lease (“Controllable Expense Cap”).  For example, assuming Controllable Operating Expenses of $100 for the calendar year 2009, the total of such expenses would be capped at $104 for the calendar year 2010 and $108.16 for the calendar year 2011, and so on.  “Controllable Operating Expenses” mean all Operating Expenses within Landlord’s reasonable and direct control, either due to contracts with the providers of services or items for the Building which permit such control by Landlord, or due to such contracts which are cancelable by Landlord without cause on not more than thirty (30) days’ notice and replaceable with contracts from other equally capable providers of substantially the same services or items for the Building, but specifically excluding real estate taxes, utility expenses and insurance premiums.  If the term of this Lease expires on a date other than December 31 of a calendar year, the last calendar year will be prorated on a per diem basis and the calculation of the Controllable Expense Cap adjusted appropriately.  This Section shall survive the expiration or termination of the Lease.

Section 3.3                 Late Charges. In the event Tenant fails to pay within ten (10) days after the same is due and payable any installment of Base Rent or any other sum or charge required to be paid by Tenant to Landlord under this Lease, such unpaid amount shall bear interest from the due date thereof to the date of payment at the annual rate of three (3) percentage points above the rate then most recently announced by Citibank, N.A., or its successor, as its corporate base lending rate, as such corporate base lending rate may change from time to time during the term of this Lease, or the highest rate permitted under applicable law, whichever is less, until paid. The payment of such interest shall not excuse or cure any default of Tenant under this Lease.

Section 3.4                 Additional Rent. All sums due from Tenant to Landlord hereunder, whether denominated as Base Rent, Annual Adjustment Rental, or otherwise, shall be deemed “rent” under this Lease. The payment of rent hereunder is independent of each and every covenant and agreement contained in this Lease, and rent shall be paid without set-off, abatement, counterclaim or deduction whatsoever.

ARTICLE 4

SECURITY DEPOSIT

The parties acknowledge that Landlord is not requiring Tenant to deliver a security deposit upon execution of this Lease. Notwithstanding the foregoing, if Tenant fails to pay Base Rent and/or Additional Rent within the time frames prescribed above on more than two (2) occasions in any twelve (12) month period, Landlord hereby reserves its rights to require Tenant

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to deliver a security deposit to Landlord in an amount not to exceed one (1) month of Base Rent.

Such sum shall be held by Landlord as a security deposit during the term of this Lease. If Tenant performs and observes all of the terms, conditions and covenants of this Lease which are required to be performed and observed by it, Landlord shall return the security deposit, or balance thereof then held by Landlord, without interest, to Tenant within sixty (60) days after the expiration of this Lease or after Tenant surrenders possession of the Premises, whichever is later. In the event of a default by Tenant in the payment of rent or the performance or observance of any of the other terms, conditions, or covenants of this Lease, then Landlord may, at its option and without notice, apply all or any part of the security deposit in payment of such rent or to cure any other such default; and if Landlord does so, Tenant shall, within five (5) days after Landlord’s demand therefor, deposit with Landlord the amount so applied so that Landlord will have on hand at all times during the term of this Lease the full amount of the security deposit. Landlord shall not be required to hold the security deposit as a separate account, but may commingle it with Landlord’s other funds.

In the event of a sale of the Building, Landlord shall have the right to transfer the security deposit to its purchaser, and Landlord shall thereupon be released by Tenant from all responsibility for the return of such deposit; and Tenant agrees to look solely to the new purchaser for the return of such deposit. In the event of an assignment of this Lease by Tenant, the security deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further responsibility for the return of such deposit to the assignor.

ARTICLE 5

OCCUPANCY AND USE

Section 5.1                  Occupancy. Tenant shall use and occupy the Premises for the purposes set forth in Item I of the Basic Lease Provisions and shall not use the Premises for any other purpose whatsoever without the written consent of Landlord.

Section 5.2                  Covenants of Tenant Regarding Use. In connection with its use of the Premises, Tenant agrees to do the following:

A.                 Tenant shall (i) use and maintain the Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Premises, (iii) comply with and obey all reasonable directions of the Landlord, including the Building’s Rules and Regulations attached hereto as Exhibit C and as may be modified from time to time by Landlord on reasonable notice to Tenant, and (iv) shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or

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annoy them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of the Building Rules and Regulations but agrees to take reasonable measures to ensure all other tenant’s compliance. Any modification of the Building Rules and Regulations shall be equally applicable to all tenants in the Building and shall not impose any additional obligations on Tenant or materially restrict Tenant’s use of the Premises. If any Building Rule or Regulation is inconsistent with any express provision of this Lease, the express provision of this Lease shall control.

B.                 Tenant shall not overload the floors of the Premises beyond their designed weight-bearing capacity, which Landlord has determined to be eighty (80) pounds per square foot live load, including an allowance for partition load, except for a portion of the floor space which will require greater load capacity, as specifically provided in Tenant’s Plans. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture which exceeds the weight limit specified herein.

C.                 Tenant shall not use the Premises, or allow the Premises to be used, for any purpose or in any manner which would, in Landlord’s reasonable opinion, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as additional rent for any increase in premiums charged on the insurance carried by Landlord on the Premises and attributable to the use being made of the Premises by Tenant.

D.                 Except as provided in Section 19.26, Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on the Building, except for such tenant identification information as Landlord permits to be included or shown on the directory board in the main lobby and on or adjacent to the access door or doors to the Premises. The parties acknowledge that Tenant has and shall continue to have signage rights on the top of the Building as provided in Section 19.26.

Section 5.3                  Landlord’s Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Premises or the Common Areas by Tenant, its employees, agents, customers and invitees, each of which may be exercised without notice or liability to Tenant:

A.                 Landlord may install such tenant identification information on the directory board as it shall deem necessary or proper.

B.                 Landlord shall approve or disapprove, prior to installation, all types of drapes, shades and other window coverings used in the Premises, and may control all internal lighting that may be visible from outside the Premises.

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C.                 Except as provided in Section 19.26, Landlord shall approve or disapprove all sign painting and lettering used in the Premises and the Building.

D.                 Landlord may grant to any person the exclusive right to conduct any business or render any service in the Building, provided that such exclusive right shall not operate to limit Tenant from using the Premises for the use permitted in Item I of the Basic Lease Provisions; and provided further that, so long as this Lease is in effect, Landlord shall not allow anyone other than Tenant to operate a retail bank or place an automatic teller machine in the Building as provided in Sections 19.27 and 19.28.

E.                  Landlord may control the Common Areas in such manner as it deems necessary or proper, including without limitation, requiring all persons entering or leaving the Building to identify themselves and their business in the Building to a security guard; excluding or expelling any peddler, solicitor or loud or unruly person from the Building; and closing or limiting access to the Building or any part thereof, including entrances, corridors, doors and elevators, during times of emergency, repairs or after regular business hours. Notwithstanding the foregoing, except in the event of an emergency, the Premises shall be available to Tenant, its employees and normal bank messenger services at all times.

Section 5.4                  Access to and Inspection of the Premises. Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Premises at reasonable times for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and making such repairs, alterations or improvements to the Premises or the Building as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit such entry into the Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Premises by means of a master or pass key or otherwise. Notwithstanding the foregoing, access to Tenant’s computer and permanent record rooms shall be available only on advance notice to Tenant and at such times and under such conditions as Tenant reasonably may establish. Landlord shall not be given a master or pass key to such areas. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefore. The rights of access provided in this Section 5.4 shall be exercised in a manner that will make the minimum interference with Tenant’s use and occupancy of the Premises consistent with the need for the exercise of such rights. All rights under this Section 5.4 are subject to the security regulations necessitated by Tenant’s business and by applicable federal and/or state regulations.

ARTICLE 6

UTILITIES AND OTHER BUILDING SERVICES

Section 6.1                  Services to be Provided. Landlord shall furnish to Tenant, except as noted below, the following utilities and other building services to the extent reasonably necessary for Tenant’s comfortable use and occupancy of the Premises for general office use or

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as may be required by law or directed by governmental authority and in a manner consistent with other similar Class A office buildings in the downtown Indianapolis area:

A.                 Heating, ventilation and air-conditioning between the hours of 8:00 a.m. and 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday of each week except on legal holidays. Landlord shall also furnish heat and air conditioning at such other times as are not provided for above on not less than twenty-four (24) hours notice of Tenant’s need for such additional heating or air conditioning, provided Tenant pays to Landlord its regular charges for such additional heating and air conditioning. Such charges shall be deemed additional rent under this Lease.

B.                 Subject to interruptions beyond Landlord’s control, electrical current not to exceed four (4) watts per square foot. At all times Tenant’s use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation;

C.                 Water in the Common Areas for lavatory and drinking purposes and water for lavatories, restrooms and shower facilities shown on Tenant’s Plans;

D.                 Automatic elevator service;

E.                  Cleaning and janitorial service for the Premises and Common Areas, including the supplying and installing of paper towels, toilet tissue and soap in the Common Areas on Monday through Friday of each week except legal holidays; provided, however, Tenant shall be responsible for carpet cleaning other than routine vacuuming;

F.                  Washing of windows at intervals reasonably established by Landlord, not less frequently than one (1) time each year for the interior windows and two (2) times each year for exterior windows;

G.                 Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting as required from time to time as a result of normal usage;

H.                 Cleaning and maintenance of the Common Areas, including the removal of rubbish and snow; and

I.                    Repair and maintenance to the extent specified elsewhere in this Lease.

Section 6.2                 Additional Services. If Tenant requests any other utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantity substantially greater than those which Landlord reasonably determines are normally required by other tenants in the Building for general office use (i.e. electrical service and condenser water unless same are separately submetered for Tenant as set forth herein), then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish

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such additional utilities or building services, the costs thereof shall be borne by Tenant, who shall reimburse Landlord monthly for the same as additional rent at the same time monthly installments of Base Rent and other additional rent is due.

If any lights, machines or equipment (including but not limited to computers) used by Tenant in the Premises materially affect the temperature otherwise maintained by the Building’s air-conditioning system or generate substantially more heat in the Premises than that which would normally be generated by the lights and business machines typically used by other tenants in the Building or by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to restore the temperature balance between the Premises and the rest of the Building, including equipment which modifies the Building’s air-conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this Section 6.2.

Tenant shall not install or connect any electrical equipment other than the business machines, computers and other equipment typically used for general office purposes by tenants in office buildings comparable to the Building without Landlord’s prior written consent. If Landlord reasonably determines that the electricity used by the equipment to be so installed or connected exceeds the designed load capacity of the Building’s electrical system or is in any way incompatible therewith, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to the electrical system or other parts of the Building or Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary before such equipment may be so installed or connected. The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord) as provided in this Section 6.2. Tenant’s computer area will be separately sub-metered as further described in the previous paragraph.

Section 6.3                 Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified in Section 6.1 may be interrupted by reason of accident, emergency or other causes beyond Landlord’s control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services, and that any such temporary interruption that is beyond Landlord’s control shall not be deemed an eviction or disturbance of Tenant’s right to possession, occupancy and use of the Premises or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease. Landlord shall give Tenant reasonable notice of Landlord’s intention of performing any repairs, alterations or improvements that will or might result in an interruption or diminishment of services and shall exert all reasonable efforts to limit the length of any such interruption. Landlord shall use special care to avoid interruption of electrical service to Tenant’s computers and other data processing equipment unless absolutely necessary.

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ARTICLE 7

REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

Section 7.1                  Repair and Maintenance of Building. Subject to Section 7.2 and except for any repairs made necessary by the negligence, misuse, or default of Tenant, its employees, agents, customers and invitees, Landlord shall make all necessary repairs to the exterior walls, exterior doors, windows, corridors and other Common Areas, and Landlord shall keep the Building in a safe, clean and neat condition and shall keep all equipment used in common with other tenants, such as elevators, plumbing, heating, air conditioning and similar equipment, in good condition and repair consistent with Class A office space in the downtown Indianapolis market. Except as provided in Article 8 and Article 10 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to any fixtures, appurtenances and equipment therein or thereon.

Section 7.2                 Repair and Maintenance of Premises . Tenant shall, at its sole cost and expense, keep and maintain the Premises, exclusive of the restrooms and the heating and air-conditioning equipment servicing the Premises and any other repair or maintenance which is the obligation of Landlord under this Lease, in good order, condition and repair, subject to ordinary wear and tear and damage which Tenant is not obligated to repair as provided elsewhere in this Lease. Tenant shall, at its sole cost and expense, keep and maintain, to the extent installed, any supplemental air-conditioning unit for the server room located in the Premises in good order, condition and repair.

Section 7.3                 Alterations or Improvements. Except as shown on Tenant’s Plans, Tenant shall not make or permit alterations of or upon any part of the Premises or additions to the Premises (collectively, “Alterations”) without first obtaining the written consent of Landlord. Tenant shall at its sole expense and cost, ensure that all Alterations shall be made in accordance with all applicable laws, rules, codes, ordinances and regulations in a good and workmanlike manner and in quality equal to or better than the original construction of the Premises or Building, and Tenant shall comply with such requirements as Landlord considers necessary or desirable. Before commencement of any Alterations or delivery of any materials unto the Premises or the Building, Tenant shall furnish to Landlord, for its prior written approval, plans and specifications certified by a licensed architect or engineer approved by Landlord, which approval shall not be unreasonably withheld, and such other documentation as Landlord shall reasonably request in connection with the Alterations. Landlord’s consent to any such Alterations shall create no responsibility or liability on the part of Landlord for the completeness, design, sufficiency, or compliance with laws, rules, codes, ordinances, or regulations of such Alterations or the plans, specifications or working drawings therefore. Tenant shall promptly pay all costs attributable to such Alterations (including, without limitation, Landlord’s reasonable costs of reviewing plans and materials submitted to Landlord for approval, which shall not exceed $750.00) and shall promptly repair any damage to the Premises, Building or Common Areas caused by or resulting from such Alterations. Any such Alterations shall remain for the benefit of Landlord, provided, however, that Landlord may elect upon thirty (30) days’

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prior written notice to Tenant to require that Tenant, at its expense, remove at the expiration or earlier termination of this Lease all or a portion of the Alterations made by Tenant and repair any damage caused by such removal. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

If Landlord permits Tenant to perform any Alterations, then in addition to the requirements set forth above in this Section 7.3, the following shall apply: (i) prior to the commencement of the Alterations or the delivery of any materials to the Building, Tenant shall submit to Landlord, for Landlord’s approval, copies of the contracts, names, and addresses of all contractors, necessary permits and licenses, certificates of insurance (including, without limitation, Workmen’s Compensation and comprehensive general liability) and instruments of indemnification and waivers of lien against any and all claims, costs, expenses, damages and liabilities which may arise in connection with the Alterations, all in such form and amount as shall be reasonably satisfactory to Landlord; (ii) all such Alterations shall be done only by contractors or mechanics approved by Landlord (which approval shall not be unreasonably withheld) and at such time and in such manner as Landlord may from time to time reasonably designate; (iii) upon completion of any Alterations, Tenant shall furnish Landlord with contractors’ affidavits, full and final waivers of lien, receipted bills covering all labor and materials expended and used in connection with such Alterations; and (iv) all such Alterations shall comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities, and shall be done in a good and workmanlike manner and with the use of good grades of materials.

Tenant shall indemnify and save harmless Landlord from all costs, loss or expense in connection with Alterations. No person shall be entitled to any lien directly or indirectly derived through or under Tenant or through or by virtue of any act or omission of Tenant upon the Premises for any improvements or fixtures made thereon or installed therein or for or on account of any labor or material furnished to the Premises or for or on account of any matter or thing whatsoever; and nothing in this Lease contained shall be construed to constitute a consent by Landlord to the creation of any lien. In the event any lien is filed against the Premises, or any part thereof, for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within twenty (20) days after filing by bonding or as provided or required by law or in any other lawful manner. Tenant shall indemnify and save harmless Landlord from all costs, losses, expenses, and attorneys, fees in connection with any such lien.

Section 7.4                  Trade Fixtures. Any trade fixtures installed on the Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like, may, and, at the request of Landlord, shall be removed on the expiration or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repairs at its own expense any and all damage to the Premises resulting from such removal. If Tenant fails to remove any and all such trade fixtures from the Premises on the expiration or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall, at its expense, promptly remove the same and restore the Premises to their prior condition.

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ARTICLE 8

FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

Section 8.1                  Fire and Other Casualty. If the Premises or the Building are made untenantable by fire or other casualty, including damage or casualties of war, Landlord shall, to the extent permitted by all mortgages and ground leases on the Building, immediately take such action as is necessary to make applicable insurance proceeds available and to use the same to reconstruct, repair and restore the Building and the Premises, including the tenant improvements, if any, performed by Landlord pursuant to the Work Letter or, if the Premises have been leased on an “as is” basis and accordingly no tenant improvements were performed by Landlord in the Premises, to similar improvements located in the Premises on the date of this Lease, and, at Landlord’s option, Tenant may be permitted or required to devote the proceeds of its insurance covering tenant improvements to cause restoration of tenant improvements over and above those performed or paid for by Landlord pursuant to the Work Letter or “as is,” as the case may be, and pay for same to Landlord or through Landlord as if newly done pursuant to Section 5 of this Lease. In the event fire or other casualty occurs and both Landlord and Tenant are insured, it is agreed that the coverage of the Landlord shall be primary and that Landlord’s recovery in no event shall be reduced by any insurance recovery to Tenant. Notwithstanding anything in this Section 8.1 to the contrary, if a registered architect selected by Landlord licensed to do business in Indiana should certify that such work to the Premises cannot be accomplished by using standard working methods and procedures so as to make the Premises tenantable within twelve (12) months from the date the rehabilitation is started or within two (2) months from such date if the Lease Term has less than eighteen (18) months remaining, either party shall have the right to terminate this Lease by giving to the other notice of such election within ten (10) days after its receipt of the architect’s certificate. If said fire or other casualty results in total destruction of the Building, this Lease shall automatically terminate as of the date of said fire or other casualty. In case of fire or other casualty not resulting in termination of this Lease, rent shall be abated on a per diem basis while the Premises are untenantable. If Tenant continues to conduct its business or profession in whole or in part from a portion of the Premises after such casualty, rent for space shall be abated pro rata with rent being charged only for the tenantable area. In case of termination of this Lease, rent shall be apportioned on a per diem basis and be paid to the date of the fire or other casualty. Any provision hereof notwithstanding, Tenant’s rent shall not abate if its negligence was the cause of the casualty. Landlord shall use reasonable diligence in completing such repairs or reconstruction, but in the event Landlord fails to complete the same within two hundred seventy (270) days from the date of such casualty, Tenant may, at its option, terminate this Lease by giving Landlord written notice of such termination, and both parties shall be released from all further obligations and liability hereunder.

Section 8.2                  Casualty Insurance. Landlord shall at all times during the Lease Term carry a policy of insurance which insures the Building, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy and extended coverage endorsement); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant or which Tenant may have in the Building or the

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Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements (other than Landlord’s Work) which Tenant may construct on the Premises, and Landlord shall not be liable for any loss or damage to such property, regardless of cause, including the negligence of Landlord and its employees, agents, customers and invitees. If the tenant finish improvements installed by Landlord or Tenant pursuant to Exhibit B or any Alterations made by Tenant pursuant to Section 7.3 result in an increase in the premiums charged during the Lease Term on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as additional rent after being separately billed therefor.

Section 8.3                 Waiver of Subrogation. Landlord and Tenant hereby release each other and each other’s employees, agents, customers and invitees from any and all liability for any loss of or damage or injury to person or property occurring in, on or about or to the Premises, the Building or personal property within the Building by reason of fire or other casualty or any other risk which is or which is required to be insured against under this Lease, regardless of cause, including the negligence of Landlord or Tenant and their respective employees, agents, customers and invitees, and agree that all insurance carried by either of them shall contain a clause whereby the insurer waives its right of subrogation against the other party. Because the provisions of this Section 8.3 are intended to preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurer or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the provisions of this Section 8.3 and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provisions of this Section 8.3.

ARTICLE 9

GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE

Section 9.1                 Indemnity. To the extent (i) not expressly prohibited by law, and (ii) not caused by the negligence or willful misconduct of Landlord, its agents or employees, Tenant agrees to hold harmless and indemnify Landlord, its mortgagees and their respective agents, partners, officers, servants and employees against claims and liabilities, including reasonable attorneys’ fees, for injuries to all persons and damage to property occurring in or about the Premises (except for fire or other casualty as provided in Section 8) arising from Tenant’s occupancy of the Premises or the conduct of its business or from activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or due to any other act or omission of Tenant, its agents or employees. In the event any action or proceeding is brought against Landlord, its mortgagee or their respective agents, partners, officers, servants or employees by reason of any such claims, then, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

Section 9.2                 Tenant’s Insurance. Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in this Lease, shall at all times during the

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Lease Term carry, at its own expense, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies reasonably acceptable to Landlord, with the following minimum coverages:

A.                 Worker’s Compensation -- minimum statutory amount.

B.                 Comprehensive General Liability Insurance, including Blanket, Contractual Liability, Broad Form Property Damage, Personal Injury, Completed Operations, Products Liability, Fire Damage.

             - Not less than $3,000,000 Combined Single Limit for both bodily injury and property damage.

C.                 Fire and Extended Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, for eighty (80%) percent of the replacement cost of Tenant’s property.

Such insurance policy or policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord’s managing agent and mortgagee as additional insureds and shall provide that they may not be canceled on less than thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing such coverage within thirty (30) days after a request to do so. Should Tenant fail to carry such insurance and furnish Landlord with such Certificates of Insurance, Landlord shall have the right, but not the obligation, to obtain such insurance and collect the cost thereof from Tenant as additional rent.

Section 9.3                 Landlord’s Responsibility. Landlord shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Tenant and hold it harmless from, any and all liability for any loss of or damage or injury to person (including death resulting therefrom) or property (other than Tenant’s property as provided in Section 8.2) occurring in, on or about the Common Areas, regardless of cause, except for that caused by the sole negligence of Tenant and its employees, agents, customers and invitees; and Landlord hereby releases Tenant from any and all liability for the same. Landlord’s obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys, fees, incurred in connection therewith. Landlord represents that it shall carry the same insurance coverage as are required to be carried by Tenant under Sections 9.3(A) and 9.3(B).

ARTICLE 10

EMINENT DOMAIN

If the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for

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which they were leased, then either Landlord or Tenant may, at their respective option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises by giving written notice of such termination to the other party. If a part of the Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant’s use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable to the extent the condemnation award proceeds received by Landlord are sufficient therefore; and the rent shall be reduced in proportion to the part of the Premises so taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant’s property, so long as such award to Tenant does not reduce any award payable to Landlord.

ARTICLE 11

LIENS

If, because of any act or omission of Tenant or any person claiming by, through, or under Tenant, any mechanic’s lien or other lien shall be filed against the Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be bonded over or discharged of record within thirty (30) days after the date of filing thereof, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including, without limitation, reasonable attorneys’ fees, resulting therefrom or by reason thereof. Landlord may, but shall not be obligated to, pay the claim upon which such lien is based so as to have such lien released of record; and, if Landlord does so, then Tenant shall pay to Landlord, as additional rent, upon demand, the amount of such claim, plus all other costs and expenses incurred in connection therewith, plus interest thereon at the rate of twelve percent (12%) per annum until paid.

ARTICLE 12

RENTAL, PERSONAL PROPERTY AND OTHER TAXES

Tenant shall pay before delinquency any and all taxes, assessments, fees or charges, including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant’s business operations in the Premises and any personal property or similar taxes levied or imposed upon Tenant’s trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes, assessments, fees or charges are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as additional rent. Notwithstanding the foregoing, Tenant shall

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have the right to contest in good faith any such item and to defer payment until after Tenant’s liability therefore is finally determined.

If any tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Building is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate county official’s records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

ARTICLE 13

ASSIGNMENT AND SUBLETTING

Section 13.1              Assignment and Subletting. Except as hereinafter provided, Tenant may not assign this Lease or sublet the Premises or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and any attempted assignment or subletting without such consent shall be invalid. Notwithstanding the foregoing or anything hereinafter contained, Tenant may sublet portions of the Premises from time to time so long as Tenant remains in occupancy of the majority of the Premises, provided Landlord consents to such subletting, such consent not to be unreasonably withheld, conditioned or delayed. Further, Tenant may assign this Lease, or sublet all or portions of the Premises, to any Affiliated Entity without Landlord’s consent, but upon written notice to Landlord. An “Affiliated Entity” shall include any corporation, banking association or other form of entity that is either wholly or partially owned by Tenant, any entity which wholly or partially owns Tenant or any entity resulting from a merger, consolidation, reorganization or other transaction of a similar character involving Tenant. In the event of a permitted assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant’s other obligations under the terms, conditions and covenants of this Lease. No assignment to an Affiliated Entity shall be binding upon Landlord unless such assignee shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant’s obligations under this Lease. Upon the occurrence of an Event of Default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Tenant by reason of the assignment or subletting which sums shall be credited against all amounts due Landlord from Tenant. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute (i) waiver or release of Tenant from the further performance of its obligations under this Lease; or (ii) the making of a new lease with such assignee or subtenant. Landlord’s refusal to give its consent to any proposed assignment or subletting shall be limited to Landlord’s reasonable determination that its interest in the Lease or the Premises would be adversely affected by the financial conditions, creditworthiness or business reputation of the proposed assignee or subtenant or the proposed use of the Premises by,

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or business of, the proposed assignee or subtenant. Notwithstanding the foregoing, Landlord agrees not to unreasonably withhold consent to any assignment of this Lease or subletting of the entire Premises, provided (a) Tenant is not then in default under this Lease, (b) Landlord, in its sole discretion reasonably exercised, determines that the reputation, business, proposed use of the Premises and financial responsibility of the proposed assignee or sublessee, are satisfactory to Landlord, (c) the proposed assignee or sublessee shall expressly assume all the obligations of this Lease on Tenant’s part to be performed, (d) such consent, if given, shall not release Tenant of any of its obligations under this Lease, including without limitation, its obligation to pay rent, (e) Tenant agrees specifically to pay over to Landlord, as additional rent, one-half (1/2) of sums provided to be paid under the terms and conditions of such assignment or sublease which are in excess of the amounts otherwise required to be paid pursuant to this Lease, and (f) Tenant shall indemnify and hold Landlord harmless from any claims for brokerage commissions due in connection with such assignment or subletting. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord’s right to approve all subsequent Transfers. Any Transfer without Landlord’s prior written consent shall be void and shall, at the option of Landlord, constitute a Default under this Lease. In the event that Tenant shall request Landlord to consent to any Transfer, Tenant shall reimburse Landlord on demand for all of Landlord’s costs and expenses in connection therewith, including, without limitation, reasonable attorneys’ fees incurred by Landlord, not to exceed One Thousand Dollars ($1,000.00). Notwithstanding any Transfer consented to by Landlord, Tenant shall at all times remain fully liable for the payment of the rent herein specified and for compliance with all of Tenant’s other obligations under this Lease and any amendments hereto and extensions of the term hereof. Any such subletting or assignment hereunder shall be subject to the terms and conditions expressly provided for in this Lease.

Section 13.2             Restriction on Assignment and Subletting. Notwithstanding anything to the contrary set forth in this Article 13, Tenant agrees that it shall not be permitted to assign its signage rights under Section 19.26 of this Lease to a tenant that uses and occupies the Premises, whether by assignment or subletting, for a law practice.

Section 13.3              Intentionally Omitted.

ARTICLE 14

TRANSFERS BY LANDLORD

Section 14.1             Sale and Conveyance of the Building. Landlord shall have the right to sell and convey the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale and conveyance shall operate to release Landlord from liability hereunder after the date of such conveyance as provided in Section 15.4.

Section 14.2              Subordination. Tenant’s rights under this Lease are and shall always be subordinate to the operation and effect of any mortgage, ground lease or master lease now or hereafter placed upon or governing the Building or the tract of land described in Exhibit A-1 hereto or any part or parts thereof by Landlord. This clause shall be self-operative, and no further instrument of subordination shall be required. In confirmation thereof, Tenant

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shall execute such further assurance as may be reasonably required. Any mortgagee, ground lessor or master lessor may elect that this Lease shall have priority over its mortgage or lease; and upon notification to Tenant of such election by such mortgagee, this Lease shall be deemed to have priority over said mortgage or lease, whether this Lease is dated prior to or subsequent to the date of such mortgage or lease. Notwithstanding the foregoing, no default by Landlord under any such mortgage or lease shall affect Tenant’s rights hereunder so long as Tenant is not in default under this Lease. Tenant hereby attorns to any successor to Landlord’s interest in this Lease and shall recognize such successor as Landlord hereunder. Tenant agrees to execute and deliver within ten (10) days after Landlord’s request, all instruments as may be reasonably required by such successor to confirm such attornment. Landlord shall request and use its reasonable good faith efforts to obtain for Tenant a subordination, non-disturbance and attornment agreement from any present or future lender.

ARTICLE 15

DEFAULTS AND REMEDIES

Section 15.1             Defaults by Tenant. The occurrence of any one or more the following events shall be a default under and breach of this Lease by Tenant:

A.                 Tenant shall fail to pay any installment of Base Rent or the Annual Rental Adjustment when the same shall be due and payable, otherwise within ten (10) days after the same shall be due and payable; or any other amounts due Landlord from Tenant as Additional Rent or otherwise, within ten (10) days after notice of nonpayment of the same.

B.                 Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same and does so complete the required action within a reasonable time, but not more than ninety (90) days after Landlord’s notice in any event.

C.                 Tenant shall either vacate or abandon the Premises for a period of thirty (30) days, or fail to occupy for a period of thirty (30) days the Premises or any substantial portion thereof and fail to pay Rent as required hereunder.

D.                 A trustee or receiver shall be appointed to take possession of substantially all of Tenant’s assets in, on or about the Premises or of Tenant’s interest in this Lease (and Tenant does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant’s assets in, on or about the Premises or Tenant’s interest in this Lease are attached or levied

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under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

E.                  A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same).

Section 15.2             Remedies of Landlord. Upon the occurrence of any event of default set forth in Section 15.1, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

A.                 Landlord may re-enter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord may incur to cure such default.

B.                 1. Landlord may terminate this Lease as of the date of such Event of Default, in which event (i) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to Landlord; (ii) Landlord may re-enter the Premises and dispossess Tenant or any other occupants of the Premises by any means permitted by law, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (iii) notwithstanding the termination of this Lease, Landlord may declare all rent which would have been due under this Lease for the balance of the then current term, to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord; or

2. Landlord may, without terminating this Lease, re-enter the Premises and re-let all or any part of the Premises for a term different from that which would otherwise have constituted the balance of the term of this Lease and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Premises, for the period which would otherwise have constituted the balance of the then current term of this Lease, together with all of Landlord’s reasonable costs and expenses for re-letting, including all Tenant repairs, brokers’ and attorneys’ fees, and all loss or damage which Landlord may sustain by reason of such re-entry and re-letting. Notwithstanding the foregoing, in the event of re-entry of the Premises by Landlord without a termination of this Lease, Landlord shall use reasonable efforts in a good faith manner to relet the Premises on commercially reasonable terms so as to mitigate Landlord’s damages resulting from Tenant’s default.

C.                 Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

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Section 15.3             Default by Landlord and Remedies of Tenant. It shall be a default under and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover direct damages for any loss resulting from the breach, but Tenant shall not be entitled to recover consequential changes, terminate this Lease or withhold or abate any rent due hereunder.

Section 15.4              Limitation of Landlord’s Liability. If Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease as provided in Section 15.3 and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment and that Landlord shall not be liable for any deficiency.

The references to “Landlord” in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the Building. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the “Landlord” named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder; and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations accruing after the date of transfer.

Section 15.5             Non-Waiver of Defaults. The failure or delay by either party hereto to exercise or enforce at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default and breach of the Lease shall be deemed to be a waiver of any other default and breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

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Section 15.6             Attorneys’ Fees. In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney’s fees, incurred therein. Furthermore, if Landlord, without fault, is made a party to any litigation instituted by or against Tenant, Tenant shall indemnify Landlord against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney’s fees, incurred by it in connection therewith. If Tenant, without fault, is made party to any litigation instituted by or against Landlord, Landlord shall indemnify Tenant against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney’s fees, incurred by it in connection therewith.

ARTICLE 16

LANDLORD’S RIGHT TO RELOCATE TENANT

[Intentionally Omitted]

ARTICLE 17

NOTICE AND PLACE OF PAYMENT

Section 17.1             Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Item J of the Basic Lease Provisions. When so mailed, the notice shall be deemed to have been given two (2) business days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next business day after deposit with such overnight delivery service. The address specified in Item J of the Basic Lease Provisions may be changed by giving written notice thereof to the other party.

Section 17.2              Place of Payment. All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord’s management agent at the address specified in Item J of the Basic Lease Provisions or any other address Landlord may specify from time to time by written notice given to Tenant.

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ARTICLE 18

TENANT’S RESPONSIBILITY REGARDING
ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 18.1              Definitions.

A.                 “Environmental Laws” means all federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Premises, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Federal Resource Conservation and Recovery Act; the Federal Toxic Substance Control Act; the Clean Air Act; the Clean Water Act; the rules and regulations of the Federal Environmental Protection Agency, or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Premises.

B.                 “Hazardous Substances” includes:

1.                  Those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” “solid waste” or “infectious waste” in any of the Environmental Laws; and

2.                  Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous, toxic or infectious under present or future Environmental Laws or other federal, state, or local laws or regulations.

Section 18.2              Compliance. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Premises. Tenant shall promptly comply with any notice from any source issued pursuant to the Environmental Laws or with any notice from any insurance company pertaining to Tenant’s use, occupancy, maintenance or alteration of the Premises, whether such notice shall be served upon Landlord or Tenant.

Section 18.3              Restrictions on Tenant. Tenant shall not cause or permit to occur:

A.                 Any violation of the Environmental Laws related to environmental conditions on, under, or about the Premises, or arising from Tenant’s use or occupancy of the Premises, including, but not limited to, soil and ground water conditions.

B.                 The use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substances, except as necessary and appropriate for general office use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

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Section 18.4              Notices, Affidavits, Etc.

A.                 Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source.

B.                 Tenant shall execute affidavits, representations and the like from time to time, within five (5) days of Landlord’s request therefore, concerning Tenant’s best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Premises.

Section 18.5              Landlord’s Rights.

A.                 Landlord and its agent shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Premises and conduct tests thereon at any time to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant’s business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant’s property or business caused thereby.

B.                 If Landlord, any lender or governmental agency shall ever require testing to ascertain whether there has been a release of Hazardous Substances on, under or about the Premises or a violation of the Environmental Laws, and such requirement arose in whole or in part because of an act or omission on the part of Tenant, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional rent.

Section 18.6             Tenant’s Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s managing agent from any and all claims, loss, liability, costs, expenses or damage, including attorneys, fees and costs of remediation, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 18. The covenants and obligations of Tenant under this Article 18 shall survive the expiration or earlier termination of this Lease.

ARTICLE 19

MISCELLANEOUS GENERAL PROVISIONS

Section 19.1              Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the

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Premises or the Building or with respect to the suitability or condition of any part of the Building for the conduct of Tenant’s business except as provided in this Lease.

Section 19.2             Insolvency or Bankruptcy. In no event shall this Lease be assigned or assignable by operation of law, and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceeding.

Section 19.3             Common Areas. The term “Common Areas,” as used in this Lease, refers to the areas of the Building and the land described in Exhibit A-1 which are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas and other areas as may be designated by Landlord as part of the Common Areas of the Building. Tenant shall have the non-exclusive right, in common with others, to the use of the Common Areas, subject to such nondiscriminatory rules and regulations as may be adopted by Landlord including those set forth in Section 5.2 and Exhibit C of this Lease. Landlord reserves the right to modify, alter and close portions of the Common Areas from time to time in its sole and absolute discretion, provided that Tenant’s access to the Premises shall not be adversely affected and provided that Landlord maintains amenities and services substantially similar to those which exist at the time this Lease is executed.

Section 19.4             Choice of Law. This Lease shall be governed by and construed pursuant to the laws of the State of Indiana.

Section 19.5             Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

Section 19.6             Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 19.7             Time. Time is of the essence of this Lease and each and all of its provisions.

Section 19.8             Defined Terms and Marginal Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

Section 19.9             Prior Agreements. This Lease and the letter of understanding executed pursuant to Section 2.3 hereof contain all of the agreements of the parties hereto with

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respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

Section 19.10         Payment of and Indemnification for Leasing Commissions. The parties hereby acknowledge, represent and warrant that the only real estate broker or brokers involved in the negotiation and execution of this Lease is that, or are those named in Item H of the Basic Lease Provisions; and that no other broker or person is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Lease. Each party shall indemnify the other party and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto. Landlord will not pay a broker commission to any broker representing Tenant for any extensions of the Lease Term and/or expansions of the Premises outside the original term of the Lease. Landlord shall pay the Brokers pursuant to the terms of a separate agreement.

Section 19.11         Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

Section 19.12         Definition of the Relationship Between the Parties. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of or joint venturer with Tenant in the conduct of Tenant’s business in the Premises or otherwise.

Section 19.13         Disclosure. Tenant may disclose this Lease and the terms thereof pursuant to any statutory or regulatory requirements applicable to Tenant, including but not limited to, disclosure to the Securities and Exchange Commission.

Section 19.14          Americans With Disabilities Act (“ADA”). Landlord shall be responsible for compliance with ADA in the Common Areas and Tenant shall be responsible for compliance with ADA in the Premises.

Section 19.15         Estoppel Certificate. Tenant shall, within ten (10) days following receipt of a written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement, in the form attached hereto as Exhibit D or in such other form as Landlord may reasonably request, certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, (iii) that there are not, to Tenant’s knowledge, any uncured defaults (or specifying such defaults if any are claimed), and (iv) any other matters or state of facts reasonably required respecting the Lease or Tenant’s occupancy of the Premises. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Building. In the event that Tenant

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fails to deliver to Landlord the aforesaid certificate within the time period described hereinabove, Landlord shall deliver to Tenant a second written request to deliver the certificate seven (7) days after said request. In the event that Tenant fails to deliver to Landlord the aforesaid certificate within the time period described in the second written, then Tenant herein unconditionally agrees that it shall be liable on demand to pay Landlord the sum of $250.00 for each day that Tenant is late in delivering the aforesaid certificate to Landlord, such sum to be as and for Landlord’s full and complete liquidated and agreed monetary damages suffered by reason of Tenant’s failure to timely deliver an estoppel certificate to Landlord. In addition to the foregoing, Landlord reserves the right to exercise any further rights or remedies available to it under the Lease, at law or equity by reason of Tenant’s default hereunder.

Section 19.16          Memorandum of Lease. Tenant shall not record this Lease or any memorandum or short form of this Lease.

Section 19.17         Force Majeure. The time required to complete an act under this Lease shall be extended if the delay in performing such act is due to causes beyond the control of the party obligated to perform, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; manmade or natural casualties; adverse weather conditions or other acts of God; acts of omissions of governmental or political bodies; or civil disturbances or riots.

Section 19.18         Financial Statements. During the Lease Term and any extensions thereof, Tenant shall, upon Landlord’s request, and not more than one time annually, provide to Landlord with a copy of Tenant’s most recent certified and audited financial statements prepared as of the end of Tenant’s most recent fiscal year. Such financial statements shall be prepared in conformity with generally accepted accounting principles, consistently applied.

Section 19.19         Representations and Indemnifications. Any representations and indemnifications of Landlord contained in the Lease shall not be binding upon (i) any mortgagee having a mortgage presently existing or hereafter placed on the Building, or (ii) a successor to Landlord which has obtained or is in the process of obtaining fee title interest to the Building as a result of a foreclosure of any mortgage or a deed in lieu thereof.

Section 19.20          Tenant’s Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Lease has been taken by Tenant; and (iii) the individual executing and delivering this Lease on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord’s request, shall provide Landlord with evidence of such authority.

Section 19.21         Parking. During the Lease Term, Landlord shall provide to Tenant, at Tenant’s sole cost and expense, one (1) unreserved parking space in the First Indiana Plaza parking facility for every 1,000 square feet leased by Tenant. Additionally, Tenant shall

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have the right, at Tenant’s sole cost and expense, to use nine (9) reserved parking spaces in the basement level of the parking facility.

Section 19.22         Existing Lease. The parties acknowledge that Tenant currently occupies approximately 50,629 square feet in the Building (the “Existing Premises”) pursuant to the terms of that certain lease with Landlord’s predecessor-in-interest dated April 18, 1986, as subsequently modified and amended (collectively the “Existing Lease”), which Existing Lease is currently scheduled to expire by its terms on July 31, 2008. Fourteen (14) days after the Commencement Date, the parties agree that the expiration date of the Existing Lease shall be accelerated, Tenant shall vacate and surrender the Existing Premises as required by the Existing Lease, and the Existing Lease shall be deemed cancelled. As of the Commencement Date, Tenant shall not be obligated to pay any rent or other costs or expenses under the Existing Lease. As of fourteen (14) days after the Commencement Date, and provided Tenant vacates the Existing Premises and surrenders same to Landlord as set forth in this Section 19.22 and in accordance with the Existing Lease, Landlord and Tenant shall release each other from any and all liability in connection with the Existing Lease.

Section 19.23         Renewal Option.

A.                 Provided Tenant is not in default hereunder beyond the giving of notice and expiration of applicable grace periods expressly provided for in this Lease and this Lease shall be in full force and effect, Tenant shall have the right to renew the term of the Lease for two (2), five (5) year terms (each a “Renewal Option” and collectively the “Renewal Options”) provided that Tenant shall have given written notice to Landlord in accordance with Section 17.1 above (the “Intent Letter”), which Intent Letter shall have been received by Landlord not less than twelve (12) months prior to the Expiration Date or the expiration of the first Renewal Option, as the case may be. If Tenant shall fail to exercise its Renewal Options by delivering the Intent Letter within the time provided in this Section 19.23, this provision shall be deemed deleted from this Lease and of no further force and effect and Tenant shall have no option to renew or extend the term of this Lease.

B.                 If Tenant shall exercise the Renewal Options in accordance with the provisions of this Article, this Lease shall be renewed for such renewal term upon all the terms, covenants, and conditions contained in the Lease, except that (i) the Base Rent shall be the fair annual market rental value (the “Fair Market Value”) of comparable space in the downtown Indianapolis area (such comparable space in the downtown Indianapolis area (such comparable space shall be agreed upon by Landlord and Tenant upon Landlord’s receipt of the Intent Letter), taking into account rent abatement, determined as provided in accordance with subsections C and D of this Section 19.23, and (ii) the Expiration Date shall be deemed extended accordingly. Tenant shall have no further right or option to renew this Lease or the term hereof.

C.                 If Tenant has fully complied with subsection A of this Article 19.23, Landlord shall furnish Tenant with its initial determination of the Fair Market Value, within forty-five (45) days of Landlord’s receipt of the Intent Letter from Tenant.

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D.                 If Tenant shall dispute the Fair Market Value proposed by Landlord, Tenant shall give notice of such dispute within thirty (30) days after receipt of Landlord’s proposal, and any such dispute, if not resolved between the parties within fifteen (15) days thereafter, shall be settled by Landlord and Tenant jointly selecting three (3) real estate brokers in the downtown Indianapolis area who shall mutually establish the Fair Market Value.

E.                  The Base Year for Operating Expenses during a Renewal Option shall be Tenant’s first twelve (12) months of occupancy during such Renewal Option.

Section 19.24         Right of First Refusal.

A.                 Provided Tenant is not in default hereunder beyond the giving of notice and expiration of applicable grace periods expressly provided for in this Lease and this Lease shall be in full force and effect, Landlord shall give written notice to the Tenant of the availability of any portion of any floor of the Building which is contiguous to the Leased Premises including floors directly above or below the Premises (collectively the “Expansion Space”) for leasing by Tenant after Landlord has received a bona-fide offer to lease such space by a third party (“Landlord’s Notice”). Tenant shall then have a period of five (5) business days from receipt of Landlord’s Notice to deliver written notice to Landlord of Tenant’s exercise of its option to lease the Expansion Space on and for the terms contained herein and in Landlord’s Notice (“Tenant’s Notice”). If Tenant shall duly exercise its option within the time and the manner specified in this subsection, then within ten (10) business days of receiving Tenant’s Notice, Landlord shall deliver to Tenant an amendment to this Lease for the Expansion Space containing the terms of the proposed leasing for the Expansion Space. All notices to be given by Landlord and Tenant hereunder shall be given in accordance with Section 17.1 above.

B.                 Any such lease for such Expansion Space shall be upon the same covenants, agreements, provisions, terms and conditions as are contained in the Lease, except that the Base Rent shall be the rate set forth in Landlord’s Notice and the term for the Expansion Space shall expire co-terminously with the Premises.

Section 19.25         Expansion Option.

A.                 Provided Tenant is not in default hereunder beyond the giving of notice and expiration of applicable grace periods expressly provided for in this Lease and this Lease shall be in full force and effect, then Tenant shall have the continuous right to lease all or any portion of the Expansion Space which is reasonably capable of being subdivided for Tenant’s use and occupancy, and which is not leased or committed or reserved to others and for which no option rights thereto have been given, committed or reserved to other parties, if, as, and when it becomes vacant and available for leasing, from time to time, during the term of this Lease (the “Expansion Option”). Landlord agrees that it will not grant new option rights for the Expansion Space after the execution of this Lease.

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B.                 Tenant shall have given written notice to Landlord of its intent to exercise the Expansion Option (the “Expansion Intent Letter”), which Expansion Intent Letter shall have been received by Landlord not less than nine (9) months prior to the date Tenant wishes to occupy the Expansion Space.

C.                 If Tenant shall exercise the Expansion Option in accordance with the provisions of this Article, this Lease shall be amended to include the Expansion Premises upon all the terms, covenants, and conditions contained in the Lease, except that (i) the Base Rent for the Expansion Premises shall be the then escalated Base Rent for the Premises in effect as of the date Tenant exercises Expansion Option, (ii) the term for the Expansion Space shall expire co-terminously with the Premises, and (iii) provided the term of the Expansion Premises is at least five (5) years, Landlord shall provided Tenant with an allowance of $20.00 per rentable square foot allocated to the Expansion Premises for improvements to be performed in the Expansion Premises.

Section 19.26         Signage. As long as Tenant occupies office space within the Building and retail space on the first floor of the Building, Tenant may, at its expense, maintain all current lighted identification signs on the Building, at ground level and on each side near the roof. Tenant may replace such existing signage provided that Tenant notify Landlord in advance of any such change and obtain any necessary municipal approvals for such change. Throughout the Lease Term the Building shall be known and marketed as First Indiana Plaza, unless Tenant merges or is acquired by another financial institution and the surviving entity of that transaction has a name other than First Indiana, in which case such financial institution shall have the right to require the Landlord to remarket the Building under a name other than “First Indiana Plaza.” In the event Landlord is required to remarket the Building and remove the “First Indiana” sign from the top of the Building, Tenant or its successor shall be responsible for the costs and expenses associated with such removal and the installation of a new sign, such costs and expenses to be paid by Tenant or its successor as Additional Rent hereunder.

Section 19.27         Exclusive Use. During the Lease Term and any renewals thereof, Landlord covenants and agrees that it will not lease any portion of the Building for use as a retail banking establishment or for the provision of retail banking services, whether by telephone, automatic bank teller machine (“ATM”), or any other means, other than Tenant. For the purposes of this Lease, a retail banking establishment shall be deemed to mean any establishment that accepts time or demand deposits, cashes checks as a regular part of its business.

Section 19.28         Retail Lease. Simultaneously with the execution of this Lease, Landlord and Tenant are entering into a lease for a portion of retail space also located in the Building (the “Retail Lease”). As a material inducement for Landlord to enter into this Lease, Tenant has agreed that a default under the Retail Lease shall constitute a default under this Lease. Accordingly, if Tenant shall default in the performance or observance of any of the material agreements, conditions, covenants or terms contained in the Retail Lease, and such default shall not be cured following written notice to Tenant and within the time period specified in the Retail Lease, then Landlord shall be entitled to exercise all of its rights and remedies as if a

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default had occurred under this Lease. At Landlord’s option, Landlord may, without waiving any other rights hereunder, commence action against Tenant with respect to this Lease and the Retail Lease as part of one summary proceeding or otherwise.

Section 19.29         Antenna. Landlord agrees that Tenant shall have the right to place an antenna on the roof of the Building at a location reasonably designated by Landlord for use in Tenant’s business. In addition, Tenant shall have the right to install all reasonable wiring and to gain reasonable access to the installation area for maintenance purposes. Landlord shall not be liable and Tenant shall hold Landlord harmless from and indemnify and defend Landlord against any and all claims or liability for any injury or damage to any person or property in any manner caused by or contributed to by the antenna. Tenant shall be responsible, at its sole cost and expense, for the maintenance, repair and replacement of the antenna at all times throughout the term of this Lease. Tenant shall be responsible for procuring whatever license or permits may be required for the use of such antenna or operation of any equipment served thereby. Tenant hereby agrees that on or before the Expiration Date of the Lease, it shall, at its sole cost and expense, remove the antenna from the roof of the Building and all wiring from the Building and restore the roof to its original condition, ordinary wear and tear excepted.

Section 19.30         Quiet Enjoyment. Landlord warrants that Tenant, upon making the payments and performing and keeping the other covenants and agreements of this Lease on its part to be kept and performed, shall not have its peaceful and quiet possession of the Premises during the Lease Term disturbed by any person claiming by, through or under Landlord or claiming an interest in the Building or Premises alleged to be paramount to that of Landlord.

Section 19.31      Consents and Approvals. Whenever provision is made in this Lease for either party to secure the consent or approval of the other party, such consent or approval shall not be unreasonably withheld, conditioned or delayed. The consent or approval by either party to or of any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

[The remainder of this page is left intentionally blank. Signature page to follow.]

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        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

CROWN GREEN ASSOCIATES, LLC By: Crown Indiana Associates L.P., Its Member By: Crown Indiana Corp. Its General Partner By: _____________________________ Name: Davar Rad Title: President

TENANT: FIRST INDIANA BANK, N.A. By: _____________________________ Name: Title: ________________________________ Tenant’s Tax Identification Number

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EXHIBIT A-1

LEGAL DESCRIPTION OF BUILDING

Lots 10, 11 and 12 of Square 44 of the Donation Lands of the City of Indianapolis, Marion County, Indiana.

A-1

EXHIBIT A-2

THE PREMISES

A-2-1

EXHIBIT B

WORK LETTER

B-1

EXHIBIT C

RULES AND REGULATIONS

1.                  The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or used for any purpose other than ingress and egress.

2.                  No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of each tenant’s leased premises other than Landlord standard drapes without Landlord’s prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be flourescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

3.                  No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of each tenant’s leased premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to such tenant. Standard interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord, and shall be of a size, color and style acceptable to Landlord. The directory tablet will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.

4.                  The sashes, sash doors, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant.

5.                  The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

6.                  No tenant shall mark, paint, drill into, or in any way deface any part of such tenant’s leased premises or the Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.

7.                  No bicycles, vehicles, birds or other animals of any kind shall be brought into or kept in or about the tenant’s leased premises, and no cooking shall be done or permitted by any tenant in its leased premises, except that the preparation of coffee, tea, hot chocolate and similar

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items for tenants and their employees shall be permitted provided power shall not exceed that amount which can be provided by a 30 amp circuit. No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate its leased premises.

8.                  No tenant shall use its premises for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of such leased premises. No tenant shall occupy or permit any portion of its leased premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express written consent of Landlord. No tenant shall use its leased premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

9.                  No tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways.

10.              No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon its leased premises any inflammable, combustible or explosive fluid, chemical or substance.

11.              Except as approved by Landlord, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each tenant must upon the termination of its tenancy, restore to the Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

12.              All removals or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall reasonably determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the superintendent of the Building and under his supervision, and the persons employed by any tenant for such work must be reasonably acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

13.              No tenant shall purchase water, ice, towel, janitorial or maintenance or other like services, from any person or persons not approved by Landlord.

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14.              Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion tends to impair the reputation of the Building or its desirability as an office location, and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising.

15.              Landlord reserves the right to require all persons entering the Building between the hours of 6 p.m. and 8 a.m. and at all hours on Sunday and legal holidays to register with Landlord’s security personnel. Each tenant shall be responsible for all persons entering the Building at tenant’s invitation, express or implied. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building.

16.              Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of its leased premises, be subject to and under the control and direction of the superintendent of the Building (but not as an agent or servant of said superintendent or of the Landlord), and such tenant shall be responsible for all acts of such persons.

17.              All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

18.              The requirements of each tenant will be attended to only upon application to the Office of the Building.

19.              Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

20.              All office equipment of any electrical or mechanical nature shall be placed by tenant in its leased premises in settings which will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.

21.              No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

22.              There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

23.              No vending machine or machines of any description (other than usual and customary office equipment) shall be installed, maintained or operated upon a tenant’s leased premises without the written consent of Landlord.

24.              The scheduling of Tenant move-ins shall be subject to the reasonable discretion of Landlord.

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EXHIBIT D

ESTOPPEL CERTIFICATE

[Date]

Re: Lease by __________________________ as tenant (“Tenant”) for space at First Indiana Plaza, Indianapolis, Indiana

Gentlemen:

The undersigned Tenant does hereby certify to you as follows:

a.                   The Lease consists only of the documents identified in items 1 and 2 on Schedule A attached hereto (“Schedule A”).

b.                  The Lease is in full force and effect and has not been modified, supplemented, or amended as indicated in Item 2 on Schedule A.

c.                   Tenant has not given the landlord written notice of any dispute between the landlord and Tenant or that Tenant considers the landlord in default under the Lease.

d.                  Tenant does not claim any offsets or credits against rents payable under the Lease.

e.                   Tenant has not paid a security or other deposit with respect to the Lease, except as shown in Item 3 on Schedule A.

f.                    Tenant has fully paid rent on account of the month of ___________________, ________; the current base rent under the Lease is as shown in Item 4 on Schedule A.

g.                   Tenant has not paid any rentals in advance except for the current month of ________________, ____________.

h.                   The term of the Lease will terminate on the dates indicated in Item 5 on Schedule A.

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i.                     Except as shown in Item 6 on Schedule A, Tenant has no right of first refusal, right of first offer, or option to lease space in addition to the premises demised under the Lease.

[TENANT NAME]

By:_________________________ Name:___________________ Title: ____________________

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SCHEDULE A
(i.)	Lease: Landlord: _______________________ Tenant: _______________________ Suite #: _______________________ Date: _______________________
(ii.)	Modifications and/or Amendments __________________ Date: __________________ Date: __________________ Date:
(iii.)	Security Deposit (currently held by Landlord) $__________________________
(iv.)	Monthly Base Rent for current term of Lease $__________________________
(v.)	Commencement Date: ___________________ Termination Date: ______________________
(vi.)

Right of first refusal
or first offer
or option to lease
additional space ________________________
(if none, state “None”)

If “yes”, does such right or option still exist or has such right or option been exercised or waived?

	Still Exists _______	Exercised _______	Waived: _______

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